   As filed with the Securities and Exchange Commission on December 8, 2000


                                                      Registration No. 333-39158

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                  POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                    FIRST SUNAMERICA LIFE INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)

New York                     6311                         06-0992729
(State or other              (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial Classification)   Identification No.)
incorporation or Number
organization)

                           733 Third Avenue, 4th Floor
                            New York, New York 10017
                                 (212) 551-5440
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)



                          Christine A. Nixon, Esquire

                     First SunAmerica Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                           (310) 772-6000


(Name, address, including zip code, and telephone number, including area code of agent for service)

                             ----------------------

     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

                             [POLARIS PROFILE LOGO]


THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE POLARIS VARIABLE ANNUITY. THE ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.

                               December 29, 2000


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                        1. THE POLARIS VARIABLE ANNUITY
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The Polaris Variable Annuity is a contract between you and First SunAmerica Life
Insurance Company. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.


Polaris offers a diverse selection of money managers and investment options. You may divide your money among any or all 31 variable portfolios and 7 fixed account options. To the extent you invest in the variable portfolios, your investment is not guaranteed. The value of your Polaris contract can fluctuate up and down, based on the performance of the underlying investments you select and you may experience a loss.


The variable portfolios offer professionally managed investment choices with goals ranging from capital preservation to aggressive growth. Your choices for the various investment options are found on the next page.

The contract also offers 5 fixed account options and 2 dollar cost averaging ("DCA") fixed accounts, for different time periods. Each may have a different interest rate. Interest rates are guaranteed by First SunAmerica.

Like most annuities, the contract has an accumulation phase and an income phase. During the accumulation phase, you invest money in your contract. Your earnings are based on the investment performance of the variable portfolios to which your money is allocated and/or the interest rate(s) earned on the fixed account option(s) in which you invest. You may withdraw money from your contract during the accumulation phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. A federal tax penalty may apply if you make withdrawals before age 59 1/2.

During the income phase, you may receive income payments from your annuity. Your income payments may be fixed in dollar amount, vary with investment performance or a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the accumulation phase will affect the amount of your income payments during the income phase.
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                               2. INCOME OPTIONS
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You can select from one of five income options:

   (1) payments for your lifetime;

   (2) payments for your lifetime and your survivor's lifetime;

   (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;

   (4) payments for your lifetime, but for not less than 10 or 20 years; and

   (5) payments for a specified period of 5 to 30 years.

You will also need to decide when your income payments begin and if you want your income payments to fluctuate with investment performance or remain constant. Once you begin receiving income payments, you cannot change your income option.

If your contract is part of a non-qualified retirement plan (one that is established with after-tax dollars), payments during the income phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable as income. For contracts which are part of a qualified retirement plan using before-tax dollars, the entire income payment is taxable as income.

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                        3. PURCHASING A POLARIS VARIABLE
                                ANNUITY CONTRACT
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You can buy a contract through your financial representative, who can also help you complete the proper forms. For non-qualified contracts, the minimum initial purchase payment is $5,000 and subsequent amounts of $500 or more may be added to your contract at any time during the accumulation phase. For qualified contracts, the minimum initial purchase payment is $2,000 and subsequent amounts of $250 or more may be added to your contract at any time during the accumulation phase.

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                             4. INVESTMENT OPTIONS
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You may allocate money to the following variable portfolios of the Anchor Series
Trust ("AST") and/or the SunAmerica Series Trust ("SST"):



STOCKS:


  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.


      - Alliance Growth Portfolio                                            SST


      - Global Equities Portfolio                                            SST


      - Growth & Income Portfolio                                            SST


  MANAGED BY DAVIS SELECTED ADVISERS L.P.


      - Davis Venture Value Portfolio                                        SST


      - Real Estate Portfolio                                                SST


  MANAGED BY FEDERATED INVESTORS L.P.


      - Federated Value Portfolio                                            SST


      - Telecom Utility Portfolio                                            SST


  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


      - Goldman Sachs Research Portfolio                                     SST


  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY


      - MFS Growth & Income Portfolio                                        SST


      - MFS Mid Cap Growth Portfolio                                         SST


  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


      - International Diversified Equities Portfolio                         SST


      - Technology Portfolio                                                 SST


  MANAGED BY PUTNAM INVESTMENT MANAGEMENT COMPANY INC.


      - Emerging Markets Portfolio                                           SST


      - International Growth & Income Portfolio                              SST


      - Putnam Growth Portfolio                                              SST


  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION


      - Aggressive Growth Portfolio                                          SST


      - Blue Chip Growth Portfolio                                           SST


      - "Dogs" of Wall Street Portfolio                                      SST


      - Growth Opportunities Portfolio                                       SST


  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP


      - Capital Appreciation Portfolio                                       AST


      - Growth Portfolio                                                     AST


      - Natural Resources Portfolio                                          AST



BALANCED:


  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


      - Asset Allocation Portfolio                                           SST


  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY


      - MFS Total Return Portfolio                                           SST


  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION


      - SunAmerica Balanced Portfolio                                        SST



BONDS:


  MANAGED BY FEDERATED INVESTORS L.P.


      - Corporate Bond Portfolio                                             SST


  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


      - Global Bond Portfolio                                                SST


  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


      - Worldwide High Income Portfolio                                      SST


  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION


      - High-Yield Bond Portfolio                                            SST


  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP


      - Government & Quality Portfolio                                       AST



CASH:


  MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, INC.


      - Cash Management Portfolio                                            SST


You may also allocate money to the 1-year fixed account option or the 3, 5, 7 and 10-year market value adjustment ("MVA") fixed account options and, under certain circumstances, the 6-month and 1-year DCA fixed account options. The interest rates applicable for these fixed account options may differ from time to time, however, we will never credit less than a 3% annual effective rate. Once established, the rate will not change during the selected period. Your contract value will be adjusted up or down for withdrawals or transfers from the 3, 5, 7 and 10-year fixed account options prior to the end of the guarantee period.
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                                  5. EXPENSES
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Each year, we deduct a $30 contract maintenance fee from your contract. We also deduct insurance charges which equal 1.52% annually of the average daily value of your contract allocated to the variable portfolios.

As with other professionally managed investments, there are investment charges imposed on contracts with money allocated to the variable portfolios. We estimate these fees to range from .53 to 1.90.

If you take money out of your contract, you may be assessed a withdrawal charge which is a percentage of the money you withdraw. The percentage declines over the time the money is in the contract.

-----------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8
-----------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              7%       6%       5%       4%       3%       2%       1%       0%
-----------------------------------------------------------------------------------------

Each year, you are allowed to make 15 transfers without charge. After your first 15 free transfers, a $25 transfer fee applies to each subsequent transfer.

The following chart is designed to help you understand the charges in your contract. The column "Total Annual Charges" shows the total of the 1.52% insurance charges, the $30 contract maintenance fee and the investment charges for each variable portfolio. We converted the contract maintenance fee to a percentage using an assumed contract size of $40,000. The actual impact of this charge on your contract may differ from this percentage.

The next two columns show two examples of the charges you would pay under the contract. The examples assume that you invested $1,000 in a contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    EXAMPLES:
                                            TOTAL ANNUAL         TOTAL ANNUAL                     TOTAL EXPENSES   TOTAL EXPENSES
                                             INSURANCE            INVESTMENT       TOTAL ANNUAL     AT END OF        AT END OF
     ANCHOR SERIES TRUST PORTFOLIO            CHARGES              CHARGES           CHARGES          1 YEAR          10 YEARS
---------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation                            1.60%              0.74%++             2.34%          $   93           $  264
Government and Quality Bond                     1.60%                0.66%             2.26%          $   93           $  255
Growth                                          1.60%                0.73%             2.33%          $   93           $  263
Natural Resources                               1.60%                1.00%             2.60%          $   96           $  289
---------------------------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
Aggressive Growth*                              1.60%                0.75%             2.35%          $   93           $  265
Alliance Growth                                 1.60%                0.63%             2.23%          $   92           $  252
Asset Allocation                                1.60%                0.63%             2.23%          $   92           $  252
Blue Chip Growth***                             1.60%                0.85%             2.45%          $   94           $  275
Cash Management**                               1.60%                0.53%             2.13%          $   91           $  242
Corporate Bond                                  1.60%                0.71%             2.31%          $   93           $  261
Davis Venture Value                             1.60%                0.74%             2.34%          $   93           $  264
"Dogs" of Wall Street*                          1.60%                0.67%             2.27%          $   93           $  256
Emerging Markets*                               1.60%                1.90%             3.50%          $  105           $  374
Federated Value*                                1.60%                0.77%             2.37%          $   94           $  267
Global Bond                                     1.60%                0.84%             2.44%          $   94           $  274
Global Equities                                 1.60%                0.84%             2.44%          $   94           $  274
Goldman Sachs Research***                       1.60%                1.35%             2.95%          $   99           $  323
Growth-Income                                   1.60%                0.56%             2.16%          $   92           $  245
Growth Opportunities***                         1.60%                1.00%             2.60%          $   96           $  289
High-Yield Bond                                 1.60%                0.67%             2.27%          $   93           $  256
International Diversified Equities              1.60%                1.22%             2.82%          $   98           $  311
International Growth and Income*                1.60%                1.21%             2.81%          $   98           $  310
MFS Growth and Income                           1.60%                0.75%             2.35%          $   93           $  265
MFS Mid-Cap Growth*                             1.60%                1.15%             2.75%          $   97           $  304
MFS Total Return                                1.60%                0.75%             2.35%          $   93           $  265
Putnam Growth                                   1.60%                0.80%             2.40%          $   94           $  270
Real Estate*                                    1.60%                0.92%             2.52%          $   95           $  282
SunAmerica Balanced*                            1.60%                0.66%             2.26%          $   93           $  255
Technology***                                   1.60%                1.55%             3.15%          $  101           $  342
Telecom Utility+                                1.60%                0.84%             2.44%          $   94           $  274
Worldwide High Income                           1.60%                1.12%             2.72%          $   97           $  301
---------------------------------------------------------------------------------------------------------------------------------


  * For these Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below an established maximum amount. All waivers or reimbursements may be terminated at any time. For more detailed information, see the Fee Tables and Examples in the prospectus.

 ** Formerly managed by SunAmerica Asset Management Corp.


***This portfolio was not available for sale for the entire fiscal year of the Trust. The Total Annual Investment Charges are based on estimated amounts for the current fiscal year.


  +Formerly named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment policies.


 ++The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.


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                                    6. TAXES
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Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract are deferred until they are withdrawn. In a qualified contract, all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income rate. You may be subject to a 10% federal tax penalty for distributions or withdrawals before age 59 1/2.

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                            7. ACCESS TO YOUR MONEY
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During the first year, you may withdraw free of a withdrawal charge an amount that is equal to the penalty-free earnings in your contract as of the date you make the withdrawal or, if you participate in the systematic withdrawal program, you may withdraw 10% of your total invested amount less any withdrawals made during the year. The penalty-free earnings amount is calculated by taking the value of your contract on the day you make the withdrawal and subtracting your total invested amount. After the first year, your maximum free withdrawal amount is the greater of: (1) the penalty-free earnings or (2) 10% of your total invested amount that has been invested for at least one year, less any withdrawals made during the year. Withdrawals in excess of these limits will be assessed a withdrawal charge.

If you withdraw your entire contract value, you will not receive the benefit of any free withdrawal amount. After your money has been in the contract for seven full years, there are no withdrawal charges on that portion of the money that you have invested for at least seven full years.

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                                 8. PERFORMANCE
                ----------------------------------------------------------------
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When you invest in the Polaris Variable Annuity, your money is actually invested in the underlying portfolios of the Anchor Series Trust and/or the SunAmerica Series Trust. The value of your annuity will fluctuate depending upon the investment performance of the portfolio(s) you choose.

The following chart shows total returns for each portfolio for the time periods shown. These numbers reflect the insurance charges, the contract maintenance fee and the investment charges. Withdrawal charges are not reflected in the chart. Past performance is no guarantee of future results.

----------------------------------------------------------------------------------------------------------------------------
                                                                         CALENDAR YEAR
  ANCHOR SERIES TRUST PORTFOLIO            1999                   1998                   1997                   1996
----------------------------------------------------------------------------------------------------------------------------
  Capital Appreciation                   65.32 %                  20.30 %              23.49 %                 23.15%
  Gov't and Quality Bond                 (3.15)%                   7.43 %               7.83 %                  1.37%
  Growth                                 24.96 %                  26.94 %              28.36 %                 23.05%
  Natural Resources                      39.30 %                 (18.78)%             (10.07)%                 12.22%
----------------------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
  Aggressive Growth                      81.82 %*                 15.58 %              10.55 %                  4.32%
  Alliance Growth                        31.05 %                  49.85 %**            29.40 %                 27.08%
  Asset Allocation                        7.77 %                   1.68 %              19.91 %                 17.03%
  Blue Chip Growth(1)                         --                       --                   --                     --
  Cash Management(2)                      3.20 %                   3.51 %               3.58 %                  3.31%
  Corporate Bond                         (3.38)%                   4.32 %               9.16 %                  2.88%
  Davis Venture Value                    14.33 %                  11.97 %              32.20 %                 22.85%
  "Dogs" of Wall Street                 (8.55) %                  (1.83)%**                 --                     --
  Emerging Markets                       74.59 %                 (25.56)%             (17.81)%***                  --
  Federated Value                         4.55 %                  16.07 %              29.38 %                  7.32%
  Global Bond                            (2.55)%                   9.07 %               8.33 %                  7.56%
  Global Equities                        28.89 %                  20.90 %              13.24 %                 12.35%
  Goldman Sachs Research(1)                   --                       --                   --
  Growth-Income                          28.04 %                  28.75 %              31.84 %                 22.09%
  Growth Opportunities(1)                     --                       --                   --                     --
  High-Yield Bond                         4.88 %                  (4.47)%              12.70 %                 12.76%
  Int'l Diversified Equities             22.61 %                  16.63 %               4.71 %                  7.58%
  Int'l Growth and Income                22.29 %                   9.04 %               3.44 %***                  --
  MFS Growth and Income                   4.30 %                  27.26 %              21.28 %                 14.10%
  MFS Mid-Cap Growth                     63.05 %*                      --                   --                     --
  MFS Total Return                        1.26 %                  17.66 %              15.11 %                  8.20%
  Putnam Growth                          27.70 %                  32.62 %              30.41 %                 18.46%
  Real Estate                            (8.99)%                 (16.77)%              17.14 %***                  --
  SunAmerica Balanced                    19.50 %                  22.70 %              22.52 %                  9.39%
  Technology(1)
  Telecom Utility                         0.17 %                  12.25 %              23.76 %                  8.25%
  Worldwide High Income                  17.40 %                 (18.41)%              13.74 %                 23.40%
----------------------------------------------------------------------------------------------------------------------------

---------------------------------  --------------------

  ANCHOR SERIES TRUST PORTFOLIO            1995
---------------------------------  --------------------
  Capital Appreciation                    25.38%
  Gov't and Quality Bond                  10.44%
  Growth                                  17.73%
  Natural Resources                        6.90%
----------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
  Aggressive Growth                           --
  Alliance Growth                         30.24%
  Asset Allocation                        13.75%
  Blue Chip Growth(1)                         --
  Cash Management(2)                       2.57%
  Corporate Bond                           9.96%
  Davis Venture Value                     23.41%
  "Dogs" of Wall Street                       --
  Emerging Markets                            --
  Federated Value                             --
  Global Bond                              9.29%
  Global Equities                         11.37%
  Goldman Sachs Research(1)
  Growth-Income                           21.08%
  Growth Opportunities(1)                     --
  High-Yield Bond                          4.28%
  Int'l Diversified Equities              10.71%
  Int'l Growth and Income                     --
  MFS Growth and Income                   21.10%
  MFS Mid-Cap Growth                          --
  MFS Total Return                        14.66%
  Putnam Growth                           16.47%
  Real Estate                                 --
  SunAmerica Balanced                         --
  Technology(1)
  Telecom Utility                             --
  Worldwide High Income                   14.90%
-------------------------------------------------------------------------------------------------



  * Inception to 12/31/99.


 ** Inception to 12/31/98.


*** Inception to 12/31/97.


  (1 )This portfolio was not available for sale in this product until December 29, 2000.


  (2 )Formerly managed by SunAmerica Asset Management Corp.


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                                9. DEATH BENEFIT
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If you should die during the accumulation phase, your beneficiary will receive a death benefit.

For contracts issued prior to April 28, 1997, the death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or

(2) total purchase payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

(3) after your seventh contract anniversary, the value of your contract on the day before your last contract anniversary, plus any purchase payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that date; or

(4) the death benefit on the day before your last contract anniversary, plus any Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals) since that date.

For contracts issued on or after April 28, 1997, the death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or

(2) total purchase payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

(3) the maximum of the anniversary values up to your 81st birthday. The anniversary value is equal to the value of your contract on each contract anniversary, plus any Purchase Payments and less any withdrawals (and fees or charges applicable to such withdrawals) since that date.

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                             10. OTHER INFORMATION
                ----------------------------------------------------------------
                ----------------------------------------------------------------

FREE LOOK: You may cancel your contract within ten days by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the greater of the value of your contract or the money you invested.

ASSET ALLOCATION REBALANCING: If selected by you, this program seeks to keep your investment in line with your goals. We will maintain your specified allocation mix in the variable portfolios and the 1-year fixed account option by readjusting your money on a calendar quarter, semiannual or annual basis.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semiannual or annual checks during the accumulation phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals may be taxable and a 10% federal tax penalty may apply if you are under age 59 1/2.

PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to obtain growth potential without any market risk to your principal. We will guarantee that the portion of your money allocated to the 1, 3, 5, 7 or 10-year fixed account option will grow to equal your principal investment when it is allocated in accordance with the program.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually in the variable portfolios from any of the variable portfolios and the 1-year fixed account option. You may also invest in the variable portfolios from the 6-month and 1-year DCA fixed account options.

AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $20 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.

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                                 11. INQUIRIES
                ----------------------------------------------------------------
                ----------------------------------------------------------------

If you have questions about your contract or need to make changes, call your financial representative or contact us at:

      First SunAmerica Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 99NY-SUN

If money accompanies your correspondence, you should direct it to:

      First SunAmerica Life Insurance Company
      P.O. Box 100357
      Pasadena, California 91189-0357

                                 [POLARIS LOGO]

                                   PROSPECTUS

                               DECEMBER 29, 2000



Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 FIRST SUNAMERICA LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Variable Annuity.                     FS VARIABLE SEPARATE ACCOUNT
                                              The annuity has 38 investment choices -7 fixed account
To learn more about the annuity               options and 31 Variable Portfolios listed below. The 7 fixed
offered by this prospectus, you can           account options include specified periods of 1, 3, 5, 7 and
obtain a copy of the Statement of             10 years and dollar cost averaging fixed accounts for
Additional Information ("SAI") dated          6-month and 1-year periods. The 31 Variable Portfolios are
December 29, 2000. The SAI has been           part of the Anchor Series Trust ("AST") or the SunAmerica
filed with the Securities and                 Series Trust ("SST").
Exchange Commission ("SEC") and is
incorporated by reference into this           STOCKS:
prospectus. The Table of Contents of          MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
the SAI appears on page 19 of this            - Alliance Growth Portfolio                              SST
prospectus. For a free copy of the            - Global Equities Portfolio                              SST
SAI, call us at (800) 99NY-SUN or             - Growth & Income Portfolio                              SST
write to us at our Annuity Service            MANAGED BY DAVIS SELECTED ADVISERS L.P.
Center, P.O. Box 54299, Los Angeles,          - Davis Venture Value Portfolio                          SST
California 90054-0299.                        - Real Estate Portfolio                                  SST
                                              MANAGED BY FEDERATED INVESTORS L.P.
In addition, the SEC maintains a              - Federated Value Portfolio                              SST
website (http://www.sec.gov) that             - Telecom Utility Portfolio                              SST
contains the SAI, materials                   MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
incorporated by reference and other           - Goldman Sachs Research Portfolio                       SST
information filed electronically with         MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
the SEC by First SunAmerica.                  - MFS Growth & Income Portfolio                          SST
                                              - MFS Mid Cap Growth Portfolio                           SST
ANNUITIES INVOLVE RISKS, INCLUDING            MANAGED BY MORGAN STANLEY ASSET MANAGEMENT
POSSIBLE LOSS OF PRINCIPAL, AND ARE           - International Diversified Equities Portfolio           SST
NOT A DEPOSIT OR OBLIGATION OF, OR            - Technology Portfolio                                   SST
GUARANTEED OR ENDORSED BY, ANY BANK.          MANAGED BY PUTNAM INVESTMENT MANAGEMENT COMPANY INC.
THEY ARE NOT FEDERALLY INSURED BY THE         - Emerging Markets Portfolio                             SST
FEDERAL DEPOSIT INSURANCE                     - International Growth & Income Portfolio                SST
CORPORATION, THE FEDERAL RESERVE              - Putnam Growth Portfolio                                SST
BOARD OR ANY OTHER AGENCY.                    MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - Aggressive Growth Portfolio                            SST
                                              - Blue Chip Growth Portfolio                             SST
                                              - "Dogs" of Wall Street Portfolio                        SST
                                              - Growth Opportunities Portfolio                         SST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Capital Appreciation Portfolio                         AST
                                              - Growth Portfolio                                       AST
                                              - Natural Resources Portfolio                            AST
                                              BALANCED:
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
                                              - Asset Allocation Portfolio                             SST
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                             SST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - SunAmerica Balanced Portfolio                          SST
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                               SST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
                                              - Global Bond Portfolio                                  SST
                                              MANAGED BY MORGAN STANLEY ASSET MANAGEMENT
                                              - Worldwide High Income Portfolio                        SST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                              - High-Yield Bond Portfolio                              SST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Portfolio                         AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, INC.
                                              - Cash Management Portfolio                              SST


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------


First SunAmerica's Annual Report on Form 10-K for the year ended December 31, 1999, and its quarterly report on Form 10-Q for the quarters ended March 31 2000, June 30, 2000 and September 30, 2000 are incorporated herein by reference.


All documents or reports filed by First SunAmerica under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus shall also be incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

First SunAmerica files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000926897.

First SunAmerica is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and its exhibits. For further information regarding the separate account, First SunAmerica and its general account, the Variable Portfolios and the contract, please refer to the registration statement and its exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by First SunAmerica.

First SunAmerica will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated herein by reference. Requests for these documents should be directed to First SunAmerica's Annuity Service Center, as follows:
       First SunAmerica Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 99NY-SUN

----------------------------------------------------------------
----------------------------------------------------------------
         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

If indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided First SunAmerica's officers, directors and controlling persons, the SEC has advised First SunAmerica that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for First SunAmerica's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of First SunAmerica in connection with the securities registered under this prospectus, First SunAmerica will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. First SunAmerica will be governed by final judgment of the issue. However, if in the opinion of First SunAmerica's counsel, this issue has been determined by controlling precedent, First SunAmerica need not submit the issue to a court for determination.

 ------------------------------------------------------------------
 ------------------------------------------------------------------
                         TABLE OF CONTENTS
 ------------------------------------------------------------------
 ------------------------------------------------------------------
 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
   INDEMNIFICATION...........................................     2
 GLOSSARY....................................................     3
 FEE TABLES..................................................     4
       Owner Transaction Expenses............................     4
       Annual Separate Account Expenses......................     4
       Portfolio Expenses....................................     4
 EXAMPLES....................................................     5
 THE POLARIS VARIABLE ANNUITY................................     7
 PURCHASING A POLARIS VARIABLE ANNUITY.......................     7
       Allocation of Purchase Payments.......................     8
       Accumulation Units....................................     8
       Free Look.............................................     8
 INVESTMENT OPTIONS..........................................     8
       Variable Portfolios...................................     8
       Anchor Series Trust...................................     9
       SunAmerica Series Trust...............................     9
       Fixed Account Options.................................     9
       Market Value Adjustment ("MVA").......................    10
       Transfers During the Accumulation Phase...............    10
       Dollar Cost Averaging.................................    11
       Asset Allocation Rebalancing..........................    12
       Principal Advantage Program...........................    12
       Voting Rights.........................................    12
       Substitution..........................................    12
 ACCESS TO YOUR MONEY........................................    12
       Systematic Withdrawal Program.........................    13
       Minimum Contract Value................................    13
 DEATH BENEFIT...............................................    13
 EXPENSES....................................................    14
       Insurance Charges.....................................    14
       Withdrawal Charges....................................    14
       Investment Charges....................................    15
       Contract Maintenance Fee..............................    15
       Transfer Fee..........................................    15
       Income Taxes..........................................    15
       Reduction or Elimination of Charges and Expenses, and
       Additional Amounts Credited...........................    15
 INCOME OPTIONS..............................................    15
       Annuity Date..........................................    15
       Income Options........................................    15
       Fixed or Variable Income Payments.....................    16
       Income Payments.......................................    16
       Transfers During the Income Phase.....................    16
       Deferment of Payments.................................    16
 TAXES.......................................................    16
       Annuity Contracts in General..........................    16
       Tax Treatment of Distributions -
       Non-Qualified Contracts...............................    17
       Tax Treatment of Distributions -
       Qualified Contracts...................................    17
       Minimum Distributions.................................    17
       Diversification.......................................    17
 PERFORMANCE.................................................    18
 OTHER INFORMATION...........................................    18
       First SunAmerica......................................    18
       The Separate Account..................................    18
       The General Account...................................    18
       Distribution of the Contract..........................    18
       Administration........................................    19
       Legal Proceedings.....................................    19
       Ownership.............................................    19
       Custodian.............................................    19
       Independent Accountants...............................    19
       Registration Statement................................    19
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....
                                                                 19
 APPENDIX A -- CONDENSED FINANCIAL INFORMATION...............   A-1
 APPENDIX B -- MARKET VALUE ADJUSTMENT ("MVA")...............   B-1

 ------------------------------------------------------------------
 ------------------------------------------------------------------
                              GLOSSARY
 ------------------------------------------------------------------
 ------------------------------------------------------------------
 We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation
 Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - Anchor National Life Insurance Company, We, Us, the
 insurer which issues this contract.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account
 ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars.
 These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the Anchor Series Trust and the SunAmerica
 Series Trust collectively.
 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the
 Anchor Series Trust or the SunAmerica Series Trust.


ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

Year 1.........................   7%  Year 5.........................   3%
Year 2.........................   6%  Year 6.........................   2%
Year 3.........................   5%  Year 7.........................   1%
Year 4.........................   4%  Year 8+........................   0%
TRANSFER FEE.......................   No charge for first 15 transfers
                                      each contract year; thereafter, fee
                                      is $25 per transfer

CONTRACT MAINTENANCE FEE*..........   $30
  *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

  Mortality and Expense Risk Charge.......................  1.37%
  Distribution Expense Charge.............................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S TWELVE-MONTH PERIOD ENDED
                               DECEMBER 31, 1999)


                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                              .70%            .04%             .74%*
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                       .60%            .06%             .66%
-----------------------------------------------------------------------------------------------------------
Growth                                                            .68%            .05%             .73%
-----------------------------------------------------------------------------------------------------------
Natural Resources                                                 .75%            .25%            1.00%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------



  (*)The expenses noted here are restated to reflect an estimate of the fees for the portfolio for the current fiscal year. This fee increase became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders.


                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
                       FOR THE TRUST'S FISCAL YEAR ENDED
                               JANUARY 31, 2000)


                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                                 .70%            .05%             .75%
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                                   .60%            .03%             .63%
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                                  .58%            .05%             .63%
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth(3)                                               .70%            .15%             .85%
-----------------------------------------------------------------------------------------------------------
Cash Management(6)                                                .49%            .04%             .53%
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                    .62%            .09%             .71%
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                               .71%            .03%             .74%
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street(2,4)                                        .60%            .07%             .67%
-----------------------------------------------------------------------------------------------------------
Emerging Markets(2)                                              1.25%            .65%            1.90%
-----------------------------------------------------------------------------------------------------------
Federated Value                                                   .71%            .06%             .77%
-----------------------------------------------------------------------------------------------------------
Global Bond                                                       .69%            .15%             .84%
-----------------------------------------------------------------------------------------------------------
Global Equities                                                   .72%            .12%             .84%
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research(3)                                        1.20%            .15%            1.35%
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                     .53%            .03%             .56%
-----------------------------------------------------------------------------------------------------------
Growth Opportunities(3)                                           .75%            .25%            1.00%
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                                   .62%            .05%             .67%
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                               1.00%            .22%            1.22%
-----------------------------------------------------------------------------------------------------------
International Growth and Income                                   .98%            .23%            1.21%
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                             .70%            .05%             .75%
-----------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth(1)                                             .75%            .40%            1.15%
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                                  .66%            .09%             .75%
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                     .76%            .04%             .80%
-----------------------------------------------------------------------------------------------------------
Real Estate                                                       .80%            .12%             .92%
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                               .62%            .04%             .66%
-----------------------------------------------------------------------------------------------------------
Technology(3)                                                    1.20%            .35%            1.55%
-----------------------------------------------------------------------------------------------------------
Telecom Utility(5)                                                .75%            .09%             .84%
-----------------------------------------------------------------------------------------------------------
Worldwide High Income                                            1.00%            .12%            1.12%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------



  (1) Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year:
    MFS Mid-Cap Growth (1.17%).



  (2) Absent recoupment of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Emerging Markets (1.77%) "Dogs" of Wall Street (0.67%).



  (3) This portfolio was not available for sale for the entire fiscal year of the Trust. The Total Annual Investment Charges are based on estimated amounts for the current fiscal year.


  (4)The adviser recouped prior expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after recoupment remaining at .67%.


  (5)Formerly named Utility portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental investment.



  (6)Formerly managed by SunAmerica Asset Management Corp.


     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets and:
        (a) you surrender the contract at the end of the stated time period;
        (b) you do not surrender the contract*.


                         PORTFOLIO                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Capital Appreciation                                         (a) $ 93   (a) $122   (a) $153   (a) $264
                                                             (b) $ 23   (b) $ 72   (b) $123   (b) $264
------------------------------------------------------------------------------------------------------
Government and Quality Bond                                  (a) $ 93   (a) $120   (a) $149   (a) $255
                                                             (b) $ 23   (b) $ 70   (b) $119   (b) $255
------------------------------------------------------------------------------------------------------
Growth                                                       (a) $ 93   (a) $122   (a) $153   (a) $263
                                                             (b) $ 23   (b) $ 72   (b) $123   (b) $263
------------------------------------------------------------------------------------------------------
Natural Resources                                            (a) $ 96   (a) $130   (a) $166   (a) $289
                                                             (b) $ 26   (b) $ 80   (b) $136   (b) $289
------------------------------------------------------------------------------------------------------
Aggressive Growth                                            (a) $ 93   (a) $122   (a) $154   (a) $265
                                                             (b) $ 23   (b) $ 72   (b) $124   (b) $265
------------------------------------------------------------------------------------------------------
Alliance Growth                                              (a) $ 92   (a) $119   (a) $148   (a) $252
                                                             (b) $ 22   (b) $ 69   (b) $118   (b) $252
------------------------------------------------------------------------------------------------------
Asset Allocation                                             (a) $ 92   (a) $119   (a) $148   (a) $252
                                                             (b) $ 22   (b) $ 69   (b) $118   (b) $252
------------------------------------------------------------------------------------------------------
Blue Chip Growth                                             (a) $ 94   (a) $125   (a) $159   (a) $275
                                                             (b) $ 24   (b) $ 75   (b) $129   (b) $275
------------------------------------------------------------------------------------------------------
Cash Management                                              (a) $ 91   (a) $116   (a) $143   (a) $242
                                                             (b) $ 21   (b) $ 66   (b) $113   (b) $242
------------------------------------------------------------------------------------------------------
Corporate Bond                                               (a) $ 93   (a) $121   (a) $152   (a) $261
                                                             (b) $ 23   (b) $ 71   (b) $122   (b) $261
------------------------------------------------------------------------------------------------------
Davis Venture Value                                          (a) $ 93   (a) $122   (a) $153   (a) $264
                                                             (b) $ 23   (b) $ 72   (b) $123   (b) $264
------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                        (a) $ 93   (a) $120   (a) $150   (a) $256
                                                             (b) $ 23   (b) $ 70   (b) $120   (b) $256
------------------------------------------------------------------------------------------------------
Emerging Markets                                             (a) $105   (a) $156   (a) $210   (a) $374
                                                             (b) $ 35   (b) $106   (b) $180   (b) $374
------------------------------------------------------------------------------------------------------
Federated Value                                              (a) $ 94   (a) $123   (a) $155   (a) $267
                                                             (b) $ 24   (b) $ 73   (b) $125   (b) $267
------------------------------------------------------------------------------------------------------
Global Bond                                                  (a) $ 94   (a) $125   (a) $158   (a) $274
                                                             (b) $ 24   (b) $ 75   (b) $128   (b) $274
------------------------------------------------------------------------------------------------------
Global Equities                                              (a) $ 94   (a) $125   (a) $158   (a) $274
                                                             (b) $ 24   (b) $ 75   (b) $128   (b) $274
------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                       (a) $ 99   (a) $140   (a) $183   (a) $323
                                                             (b) $ 29   (b) $ 90   (b) $153   (b) $323
------------------------------------------------------------------------------------------------------
Growth-Income                                                (a) $ 92   (a) $117   (a) $144   (a) $245
                                                             (b) $ 22   (b) $ 67   (b) $114   (b) $245
------------------------------------------------------------------------------------------------------
Growth Opportunities                                         (a) $ 96   (a) $130   (a) $166   (a) $289
                                                             (b) $ 26   (b) $ 80   (b) $136   (b) $289
------------------------------------------------------------------------------------------------------
High-Yield Bond                                              (a) $ 93   (a) $120   (a) $150   (a) $256
                                                             (b) $ 23   (b) $ 70   (b) $120   (b) $256
------------------------------------------------------------------------------------------------------
International Diversified Equities                           (a) $ 98   (a) $136   (a) $177   (a) $311
                                                             (b) $ 28   (b) $ 86   (b) $147   (b) $311
------------------------------------------------------------------------------------------------------
International Growth and Income                              (a) $ 98   (a) $136   (a) $177   (a) $310
                                                             (b) $ 28   (b) $ 86   (b) $147   (b) $310
------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth                                           (a) $ 97   (a) $134   (a) $174   (a) $304
                                                             (b) $ 27   (b) $ 84   (b) $144   (b) $304
------------------------------------------------------------------------------------------------------
MFS Growth and Income                                        (a) $ 93   (a) $122   (a) $154   (a) $265
                                                             (b) $ 23   (b) $ 72   (b) $124   (b) $265
------------------------------------------------------------------------------------------------------
MFS Total Return                                             (a) $ 93   (a) $122   (a) $154   (a) $265
                                                             (b) $ 23   (b) $ 72   (b) $124   (b) $265
------------------------------------------------------------------------------------------------------

                         PORTFOLIO                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Putnam Growth                                                (a) $ 94   (a) $124   (a) $156   (a) $270
                                                             (b) $ 24   (b) $ 74   (b) $126   (b) $270
------------------------------------------------------------------------------------------------------
Real Estate                                                  (a) $ 95   (a) $127   (a) $162   (a) $282
                                                             (b) $ 25   (b) $ 77   (b) $132   (b) $282
------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                          (a) $ 93   (a) $120   (a) $149   (a) $255
                                                             (b) $ 23   (b) $ 70   (b) $119   (b) $255
------------------------------------------------------------------------------------------------------
Technology                                                   (a) $101   (a) $146   (a) $193   (a) $342
                                                             (b) $ 31   (b) $ 96   (b) $163   (b) $342
------------------------------------------------------------------------------------------------------
Telecom Utility                                              (a) $ 94   (a) $125   (a) $158   (a) $274
                                                             (b) $ 24   (b) $ 75   (b) $128   (b) $274
------------------------------------------------------------------------------------------------------
Worldwide High Income                                        (a) $ 97   (a) $133   (a) $172   (a) $301
                                                             (b) $ 27   (b) $ 83   (b) $142   (b) $301
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------


        * First SunAmerica does not impose any fees or charges when you begin the Income Phase of your contract.

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract.


2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets:
    Emerging Markets (1.90%); "Dogs" of Wall Street (0.85%); MFS Mid-Cap Growth (1.15%); Goldman Sachs Research (1.35%); Blue Chip Growth (0.85%); Growth Opportunities (1.00%); and Technology (1.55%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.


3.  The Examples assume that no transfer fees were imposed.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE HISTORICAL ACCUMULATION UNIT VALUES ARE CONTAINED IN APPENDIX A -- CONDENSED
                             FINANCIAL INFORMATION.

----------------------------------------------------------------
----------------------------------------------------------------
                          THE POLARIS VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.


The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 31 Variable Portfolios.


The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.


For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 8.


This annuity designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that Purchase Payment has not been invested in this contract offer at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

First SunAmerica Life Insurance Company (First SunAmerica, The Company, Us, We) issues the Polaris Variable Annuity. When you purchase a Polaris Variable Annuity, a contract exists between you and First SunAmerica. The Company is a stock life insurance company organized under the laws of the state of New York. Its principal place of business is 733 Third Avenue, 4th Floor, New York, New York 10017. The Company conducts life insurance and annuity business in the state of New York. First SunAmerica is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.
----------------------------------------------------------------
----------------------------------------------------------------
                     PURCHASING A POLARIS VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 16.


-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including, but not limited to, one which would cause the contract value to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition we may not issue a contract to anyone over age 85.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS BELOW.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. (SEE BELOW). The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.52 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it. We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund to you the greater of the value of your contract on the day we receive your request or the money you invested.

We reserve the right to put your money in the Cash Management Portfolio during the free look period. If you cancel your contract during the free look period, we return your Purchase Payment or the value of your contract, whichever is larger. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS


The contract currently offers 31 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional Portfolios may be available in the future. These Variable Portfolios operate similarly to a mutual fund but are only available through the purchase of certain insurance contracts.


SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by First SunAmerica, and other affiliated/unaffiliated insurance companies. Neither First SunAmerica nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

The Variable Portfolios, along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST


Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust portfolios. Anchor Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract.



     SUNAMERICA SERIES TRUST



Various subadvisers provide investment advice for the SunAmerica Series Trust portfolios. SunAmerica Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract.



STOCKS:


  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.


      - Alliance Growth Portfolio                                            SST


      - Global Equities Portfolio                                            SST


      - Growth & Income Portfolio                                            SST


  MANAGED BY DAVIS SELECTED ADVISERS L.P.


      - Davis Venture Value Portfolio                                        SST


      - Real Estate Portfolio                                                SST


  MANAGED BY FEDERATED INVESTORS L.P.


      - Federated Value Portfolio                                            SST


      - Telecom Utility Portfolio                                            SST


  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


      - Goldman Sachs Research Portfolio                                     SST


  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY


      - MFS Growth & Income Portfolio                                        SST


      - MFS Mid Cap Growth Portfolio                                         SST


  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


      - International Diversified Equities Portfolio                         SST


      - Technology Portfolio                                                 SST


  MANAGED BY PUTNAM INVESTMENT MANAGEMENT COMPANY INC.


      - Emerging Markets Portfolio                                           SST


      - International Growth & Income Portfolio                              SST


      - Putnam Growth Portfolio                                              SST


  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION


      - Aggressive Growth Portfolio                                          SST


      - Blue Chip Growth Portfolio                                           SST


      - "Dogs" of Wall Street Portfolio                                      SST


      - Growth Opportunities Portfolio                                       SST


  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP


      - Capital Appreciation Portfolio                                       AST


      - Growth Portfolio                                                     AST


      - Natural Resources Portfolio                                          AST



BALANCED:


  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


      - Asset Allocation Portfolio                                           SST


  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY


      - MFS Total Return Portfolio                                           SST


  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION


      - SunAmerica Balanced Portfolio                                        SST



BONDS:


  MANAGED BY FEDERATED INVESTORS L.P.


      - Corporate Bond Portfolio                                             SST


  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


      - Global Bond Portfolio                                                SST


  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


      - Worldwide High Income Portfolio                                      SST


  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION


      - High-Yield Bond Portfolio                                            SST


  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP


      - Government & Quality Portfolio                                       AST



CASH:


  MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, INC.


      - Cash Management Portfolio                                            SST


YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS


The contract also offers seven fixed account options. First SunAmerica will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods. You also have the option of allocating your money to the 6-month dollar cost averaging ("DCA") fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available in conjunction with the Dollar Cost Averaging program. Please see the SECTION ON DOLLAR COST AVERAGING ON PAGE 11 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.


Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the fixed account options other than the DCA fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent Purchase Payments allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from one fixed account or one of the Variable Portfolio to another fixed account.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option (other than the DCA fixed accounts) or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options. See DOLLAR COST AVERAGING ON PAGE 10 for more information.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS, ONLY.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

First SunAmerica does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;

     - If made to pay contract fees and charges;

     - To pay a death benefit; and

     - If annuitization occurs on the latest Annuity Date.

The 1-year fixed account option does not impose a MVA. This fixed account is not registered under the Securities Act of 1933 and is not subject to the provisions of the Investment Company Act of 1940.

APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. We currently allow 15 free transfers per contract per year. We charge $25 for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. When receiving instructions over the telephone, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone.

Upon implementation of internet account transactions we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or

     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.


For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 15.


We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate the DCA program. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios monthly, over the selected 6-month or 1-year period. Quarterly transfers are not available when you use the 6-month or 1-year DCA fixed account as your source account. You cannot change the option once selected.

If allocated to the 6-month or the 1-year DCA fixed accounts, we transfer your money monthly, over a maximum of 6 or 12 monthly transfers, respectively. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of 5 months, so that each payment complies with the $100 per transfer minimum.

You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

-------------------------------------------
                ACCUMULATION      UNITS
   QUARTER          UNIT        PURCHASED
-------------------------------------------
      1            $ 7.50          100
      2            $ 5.00          150
      3            $10.00          75
      4            $ 7.50          100
      5            $ 5.00          150
      6            $ 7.50          100
-------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing program addresses this situation. At your election, we periodically rebalance your investments to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

First SunAmerica is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying funds of the Trusts become unavailable for investment, we may be required to substitute shares of another underlying fund. We will seek prior approval of the SEC and give you notice before substituting shares.

----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;


     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 15.



Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and any applicable MVA against withdrawals from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct a contract maintenance fee. SEE EXPENSES ON PAGE 14.


Your contract provides for a free withdrawal amount. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a withdrawal charge.

Purchase Payments that are no longer subject to a withdrawal charge and not previously withdrawn, plus earnings, may be withdrawn free of a withdrawal charge at any time.

After the first year, you may withdraw the greater of the following amounts free of a withdrawal charge: (1) earnings in your contract as of the date you make the withdrawal; or

(2) 10% of the Purchase Payments you invested for at least one year and not yet withdrawn, less any previous earnings withdrawals or systematic withdrawals that year.

Only your first withdrawal of the year is free. If you do not take the entire free amount available to you at that first withdrawal, you will forfeit the opportunity to withdraw that money free of the withdrawal charge for that year.

The portion of a free withdrawal which exceeds the sum of: (1) earnings in the contract and (2) Purchase Payments which are both no longer subject to the withdrawal charge schedule and not yet withdrawn is assumed to be a withdrawal against future earnings. Although amounts withdrawn free of a withdrawal charge under the 10% provision may reduce principal for purposes of calculating amounts available for future withdrawals of earnings, they do not reduce the amount you invested for purposes of calculating the withdrawal charge if you withdraw your entire contract value.

However, upon a future full surrender of your contract, we will recoup any withdrawal charges which would have been applicable due if your free withdrawal(s) had not been free.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed in account option in which your contract is invested.


Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 16.


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

----------------------------------------------------------------
----------------------------------------------------------------
                                  DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary.

For contracts issued prior to April 28, 1997 the death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. after your seventh contract anniversary, the value of your contract on the day before your last contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that anniversary; or

     4. the death benefit on the day before your last contract anniversary, plus any Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals) since that date.

For contracts issued on or after April 28, 1997, the death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum of the anniversary values up to your 81st birthday. The anniversary value is equal to the value of your contract on each contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that anniversary.


We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 15.


You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract at the then current value. If the Beneficiary/spouse continues the contract, we do not pay a death benefit to him or her.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by First SunAmerica.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES


The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 12. If you take money out in excess of the free withdrawal amount, and upon a full surrender, you may incur a withdrawal charge.


We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

-------------------------------------------------------------------
           YEAR               1    2    3    4    5    6    7    8
-------------------------------------------------------------------
     WITHDRAWAL CHARGE       7%   6%   5%   4%   3%   2%   1%   0%
-------------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. Additionally, we will not assess a withdrawal charge when you switch to the Income Phase.


Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 16.

INVESTMENT CHARGES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 4 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $30 contract maintenance fee from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year. SEE INVESTMENT OPTIONS ON PAGE 8.


INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.


First SunAmerica may make such a determination regarding sales to its employees, its affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.


We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE


During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.


Income payments must begin on or before your 90th birthday. If you do not choose an Annuity Date, your income payments will automatically begin on this date.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.


In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 16.


INCOME OPTIONS

Currently, this Contract offers five income options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 or 20 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, First SunAmerica guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IR; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from Qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. Failure to satisfy minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.


"You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time."


DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not First SunAmerica, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

First SunAmerica may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

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                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

FIRST SUNAMERICA

First SunAmerica is a stock life insurance company originally organized under the laws of the state of New York on December 5, 1978.


First SunAmerica and its affiliates, SunAmerica Life Insurance Company, Anchor National Life Insurance Company, SunAmerica Asset Management Corp., SunAmerica Trust Company, and the SunAmerica Financial Network, Inc. comprising six wholly-owned broker-dealers, specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.


THE SEPARATE ACCOUNT

First SunAmerica originally established a separate account, FS Variable Separate Account ("separate account"), under New York law on September 9, 1994. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

First SunAmerica owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by First SunAmerica. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of First SunAmerica.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into First SunAmerica's general account. The general account consists of all of First SunAmerica's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any First SunAmerica contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of First SunAmerica, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National

Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-99NY-SUN, if you have any comment, question or service request.

During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase Payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.

It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.


LEGAL PROCEEDINGS


There are no pending legal proceedings affecting the separate account. First SunAmerica and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. First SunAmerica pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS

The financial statements of First SunAmerica as of December 31, 1999, December 31, 1998 and September 30, 1998 and for the year ended December 31, 1999, for the three months ended December 31, 1998 and for each of the two fiscal years in the period ended September 30, 1998, are presented in the Statement of Additional Information. Financial statements of the Separate Account are also included in the Statement of Additional Information reflecting the one month ended December 31, 1999 and for the fiscal year ended November 30, 1999. The financial statements have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

----------------------------------------------------------------
----------------------------------------------------------------

                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling
(800)99NY-SUN. The contents of the SAI are tabulated below.

Separate Account..............................    3
General Account...............................    4
Performance Data..............................    4
Income Payments...............................    9
Annuity Unit Values...........................   10
Taxes.........................................   13
Distribution of Contracts.....................   18
Financial Statements..........................   18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                           INCEPTION TO   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   11/30/1999-
           VARIABLE PORTFOLIOS               11/30/95      11/30/96      11/30/97      11/30/98      11/30/99      12/31/99
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Capital Appreciation (Inception Date -
  4/6/95)
  Beginning AUV..........................    $ 11.35        $ 14.19      $   17.63     $   21.26     $   23.72    $     36.39
  Ending AUV.............................    $ 14.19        $ 17.63      $   21.26     $   23.72     $   36.39    $     43.17
  Ending Number of AUs...................     52,583        242,433        510,291       804,058       979,651      1,008,089
-----------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond (Inception Date - 5/3/95)
  Beginning AUV..........................    $ 10.55        $ 11.51      $   11.94     $   12.65     $   13.66    $     13.37
  Ending AUV.............................    $ 11.51        $ 11.94      $   12.65     $   13.66     $   13.37          13.28
  Ending Number of AUs...................     37,576        127,538        190,449       626,578       817,993        844,907
-----------------------------------------------------------------------------------------------------------------------------
Growth (Inception Date - 4/6/95)
  Beginning AUV..........................    $ 11.02         $12.95      $   16.32     $   20.31     $   24.41    $     29.74
  Ending AUV.............................    $ 12.95        $ 16.32      $   20.31     $   24.41     $   29.74          32.61
  Ending Number of AUs...................     15,156        104,264        196,539       387,194       543,129        544,578
-----------------------------------------------------------------------------------------------------------------------------
Natural Resources (Inception Date -
  5/30/95)
  Beginning AUV..........................    $ 10.17        $ 10.78      $   12.13     $   11.14     $    9.30    $     11.40
  Ending AUV.............................    $ 10.78        $ 12.13      $   11.14     $    9.30     $   11.40    $     12.50
  Ending Number of AUs...................      5,306         62,002        112,509       110,305       145,614        149,945
-----------------------------------------------------------------------------------------------------------------------------
Aggressive Growth (Inception Date -
  6/3/96)
  Beginning AUV..........................         --        $ 10.00      $   10.29     $   11.51     $   11.86    $     19.02
  Ending AUV.............................         --        $ 10.29      $   11.51     $   11.86     $   19.02    $     24.30
  Ending Number of AUs...................         --        160,390        478,003       596,478       805,328        867,740
-----------------------------------------------------------------------------------------------------------------------------
Alliance Growth (Inception Date - 4/6/95)
  Beginning AUV..........................    $ 11.52        $ 15.44      $   19.46     $   24.51     $   32.81    $     44.31
  Ending AUV.............................    $ 15.44        $ 19.46      $   24.51     $   32.81     $   44.31    $     48.56
  Ending Number of AUs...................     52,943        322,225        679,444     1,175,581     1,901,945      2,004,501
-----------------------------------------------------------------------------------------------------------------------------
Asset Allocation (Inception Date - 4/24/95)
  Beginning AUV..........................    $ 11.29        $ 12.64      $   14.97     $   17.98     $   18.22    $     19.10
  Ending AUV.............................    $ 12.64        $ 14.97      $   17.98     $   18.22     $   19.10    $     19.81
  Ending Number of AUs...................     60,824        264,208        581,922     1,018,350     1,041,762      1,050,186
-----------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth (Inception Date - n/a)*
  Beginning AUV..........................         --             --             --            --            --             --
  Ending AUV.............................         --             --             --            --            --             --
  Ending Number of AUs...................         --             --             --            --            --             --
-----------------------------------------------------------------------------------------------------------------------------
Cash Management (Inception Date - 4/27/95)
  Beginning AUV..........................    $ 10.44        $ 10.67      $   11.04     $   11.43     $   11.83    $     12.20
  Ending AUV.............................    $ 10.67        $ 11.04      $   11.43     $   11.83     $   12.20    $     12.25
  Ending Number of AUs...................     59,731         52,729        231,674       612,898     1,003,095      1,022,344
-----------------------------------------------------------------------------------------------------------------------------
Corporate Bond (Inception Date - 4/12/95)
  Beginning AUV..........................    $ 10.21        $ 11.10      $   11.65     $   12.54     $   13.15    $     12.78
  Ending AUV.............................    $ 11.10        $ 11.65      $   12.54     $   13.15     $   12.78    $     12.76
  Ending Number of AUs...................      5,375         48,161        120,997       333,510       443,122        451,341
-----------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street (Inception Date - 10/19/99)
  Beginning AUV..........................         --             --             --            --            --    $      9.12
  Ending AUV.............................         --             --             --            --     $    9.12    $      8.99
  Ending Number of AUs...................         --             --             --            --         7,956         23,471
-----------------------------------------------------------------------------------------------------------------------------
Emerging Markets (Inception Date -
  6/12/97)
  Beginning AUV..........................         --             --      $   10.00     $    7.97     $    6.14    $      8.99
  Ending AUV.............................         --             --      $    7.97     $    6.14     $    8.99    $     10.77
  Ending Number of AUs...................         --             --         85,313       180,636       324,647        346,205
-----------------------------------------------------------------------------------------------------------------------------
Federated Value (Inception Date - 6/3/96)
  Beginning AUV..........................         --        $ 10.00      $   11.00     $   13.62     $   15.86    $     16.43
  Ending AUV.............................         --        $ 11.00      $   13.62     $   15.86     $   16.43          16.89
  Ending Number of AUs...................         --         69,098        218,504       450,138       555,385        562,638
-----------------------------------------------------------------------------------------------------------------------------
Global Bond (Inception Date - 5/2/95)
  Beginning AUV..........................    $ 10.37        $ 11.20      $   12.25     $   13.08     $   14.40    $     14.11
  Ending AUV.............................    $ 11.20        $ 12.25      $   13.08     $   14.40     $   14.11    $     14.09
  Ending Number of AUs...................     12,162         52,993        148,602       257,259       331,825        341,155
-----------------------------------------------------------------------------------------------------------------------------
Global Equities (Inception Date -
  5/22/95)
  Beginning AUV..........................    $ 11.99        $ 13.01      $   15.15     $   16.90     $   19.21    $     24.20
  Ending AUV.............................    $ 13.01        $ 15.15      $   16.90     $   19.21     $   24.20    $     26.57
  Ending Number of AUs...................     26,604        117,488        310,271       416,656       461,621        484,217
-----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research (Inception Date - n/a)*
  Beginning AUV..........................         --             --             --            --            --             --
  Ending AUV.............................         --             --             --            --            --             --
  Ending Number of AUs...................         --             --             --            --            --             --
-----------------------------------------------------------------------------------------------------------------------------

                                           INCEPTION TO   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   11/30/1999-
           VARIABLE PORTFOLIOS               11/30/95      11/30/96      11/30/97      11/30/98      11/30/99      12/31/99
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Growth-Income (Inception Date - 4/12/95)
  Beginning AUV..........................    $ 11.15        $ 13.32      $   16.70     $   21.41     $   25.71    $     33.11
  Ending AUV.............................    $ 13.32        $ 16.70      $   21.41     $   25.71     $   33.11    $     35.91
  Ending Number of AUs...................     45,266        259,344        614,307     1,032,483     1,679,055      1,734,522
-----------------------------------------------------------------------------------------------------------------------------
Growth Opportunities (Inception Date - n/a)*
  Beginning AUV..........................         --             --             --            --            --             --
  Ending AUV.............................         --             --             --            --            --             --
  Ending Number of AUs...................         --             --             --            --            --             --
-----------------------------------------------------------------------------------------------------------------------------
High-Yield Bond (Inception Date - 5/8/95)
  Beginning AUV..........................    $ 11.18        $ 11.48      $   12.99     $   14.66     $   14.25    $     14.71
  Ending AUV.............................    $ 11.48        $ 12.99      $   14.66     $   14.25     $   14.71    $     14.87
  Ending Number of AUs...................     40,706        220,725        547,787     1,089,050     1,006,610      1,172,818
-----------------------------------------------------------------------------------------------------------------------------
International Diversified Equities (Inception Date - 4/12/95)
  Beginning AUV..........................    $  9.45        $ 10.07      $   11.39     $   11.62     $   13.53    $     15.49
  Ending AUV.............................    $ 10.07        $ 11.39      $   11.62     $   13.53     $   15.49    $     16.92
  Ending Number of AUs...................     58,058        355,952        753,010       904,048       921,115        905,352
-----------------------------------------------------------------------------------------------------------------------------
International Growth and Income (Inception Date - 6/9/97)
  Beginning AUV..........................         --             --      $   10.00     $   10.33     $   11.16    $     13.40
  Ending AUV.............................         --             --      $   10.33     $   11.16     $   13.40    $     14.07
  Ending Number of AUs...................         --             --         86,248       309,301       475,183        512,671
-----------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income (Inception Date - 4/6/95)
  Beginning AUV..........................    $ 10.61        $ 12.81      $   14.94     $   17.63     $   20.46    $     22.55
  Ending AUV.............................    $ 12.81        $ 14.94      $   17.63     $   20.46     $   22.55    $     23.67
  Ending Number of AUs...................     22,973         94,650        154,635       191,762       430,432        445,395
-----------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth (Inception Date - 10/19/99)
  Beginning AUV..........................         --             --             --            --            --    $     14.23
  Ending AUV.............................         --             --             --            --     $   14.23    $     16.31
  Ending Number of AUs...................         --             --             --            --        65,176         88,761
-----------------------------------------------------------------------------------------------------------------------------
MFS Total Return (Inception Date - 5/8/95)
  Beginning AUV..........................    $ 10.90        $ 12.33      $   13.82     $   15.45     $   17.28    $     18.50
  Ending AUV.............................    $ 12.33        $ 13.82      $   15.45     $   17.28     $   18.50    $     18.60
  Ending Number of AUs...................     41,654        157,110        230,784       277,940       464,535        490,051
-----------------------------------------------------------------------------------------------------------------------------
Putnam Growth (Inception Date - 4/6/95)
  Beginning AUV..........................    $ 10.36        $ 12.60      $   14.88     $   18.47     $   22.29    $     28.36
  Ending AUV.............................    $ 12.60        $ 14.88      $   18.47     $   22.29     $   28.36    $     31.67
  Ending Number of AUs...................     31,960        114,619        231,883       473,526       828,070        870,842
-----------------------------------------------------------------------------------------------------------------------------
Real Estate (Inception Date - 6/2/97)
  Beginning AUV..........................         --             --      $   10.00     $   11.44     $    9.80    $      8.50
  Ending AUV.............................         --             --      $   11.44     $    9.80     $    8.50    $      8.91
  Ending Number of AUs...................         --             --         56,379       132,769       140,396        146,237
-----------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced (Inception Date - 6/3/96)
  Beginning AUV..........................         --        $ 10.00      $   11.04     $   13.22     $   15.60    $     18.23
  Ending AUV.............................         --        $ 11.04      $   13.22     $   15.60     $   18.23    $     19.69
  Ending Number of AUs...................         --         72,909        240,556       467,727     1,003,514      1,067,349
-----------------------------------------------------------------------------------------------------------------------------
Technology (Inception Date - n/a)*
  Beginning AUV..........................         --             --             --            --            --             --
  Ending AUV.............................         --             --             --            --            --             --
  Ending Number of AUs...................         --             --             --            --            --             --
-----------------------------------------------------------------------------------------------------------------------------
Telecom Utility (Inception Date - 6/3/96)
  Beginning AUV..........................         --        $ 10.00      $   10.67     $   12.74     $   14.56    $     15.16
  Ending AUV.............................         --        $ 10.67      $   12.74     $   14.56     $   15.16    $     15.11
  Ending Number of AUs...................         --         20,721         59,907       250,048       308,375        382,240
-----------------------------------------------------------------------------------------------------------------------------
Venture Value (Inception Date - 4/6/95)
  Beginning AUV..........................    $ 10.84        $ 13.29      $   16.68     $   21.30     $   23.36    $     26.57
  Ending AUV.............................    $ 13.29        $ 16.68      $   21.30     $   23.36     $   26.57    $     27.88
  Ending Number of AUs...................    113,664        605,579      1,424,342     2,149,519     2,363,904      2,370,974
-----------------------------------------------------------------------------------------------------------------------------
Worldwide High Income (Inception Date - 5/2/95)
  Beginning AUV..........................    $ 10.16        $ 11.36      $   14.20     $   15.98     $   13.57    $     15.23
  Ending AUV.............................    $ 11.36        $ 14.20      $   15.98     $   13.57     $   15.23    $     15.70
  Ending Number of AUs...................     21,556        124,728        399,865       466,233       478,116        472,561
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------



       * This portfolio was not available for sale on this product until December 29, 2000.

       AUV - Accumulation Unit Value
       AU - Accumulation Units

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                                             N/12
                           [(1+I/(1+J+0.025)]     - 1

  where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 10-year term you initially agreed to leave your money in the fixed account option (N=18); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 3.5% and the 3-year fixed account option is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%.

                                       N/12
The MVA factor is = [(1+I/(1+J+0.0025)]     - 1
                                          18/12
                  = [(1.05)/(1.04+0.0025)]      - 1
                              1.5
                  = (1.007194)    - 1
                  = 1.010811 - 1
                  = + 0.010811

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.010811) = +$43.24

$43.24 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 5.5% and the 3-year fixed account option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.

                                        N/12
The MVA factor is = [(1+I)/(1+J+0.0025)]     - 1
                                          18/12
                  = [(1.05)/(1.06+0.0025)]      - 1
                              1.5
                  = (0.988235)    - 1
                  = 0.982405 - 1
                  = - 0.017595

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.017595) = -$70.38

$70.38 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip

        Date:  ------------------------------  Signed:  ------------------------

   Return to: First SunAmerica Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                     PART II
                                     -------

               Information Not Required in Prospectus


Item 14.       Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee ................................. $  5,172
               Printing and engraving ...............................   50,000
               Legal fees and expenses ..............................   10,000
               Rating agency fees ...................................    7,500
               Miscellaneous ........................................   10,000
                                                                      --------
                   Total ............................................ $ 82,672
                                                                      ========

Item 15.       Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16.       Exhibits and Financial Statement Schedules.

               Exhibit No.   Description
               (1)           Underwriting Agreement***

               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**

               (3)           (a)    Articles of Incorporation***
                             (b)    By-Laws***
               (4)           (a)    Flexible Premium Individual Modified
                                    Guaranteed and Variable Annuity Contract****
                             (b)    Individual Modified Guaranteed and
                                    Variable Annuity Application****

               (5)           Opinion of Counsel re: Legality***

               (6)           Opinion re Discount on Capital Shares**

               (7)           Opinion re Liquidation Preference**

               (8)           Opinion re Tax Matters**

               (9)           Voting Trust Agreement**

               (10)          Material Contracts**

               (11)          Statement re Computation of Per Share Earnings**

               (12)          Statement re Computation of Ratios**

               (14)          Material Foreign Patents**

               (15)          Letter re Unaudited Financial Information**

               (16)          Letter re Change in Certifying Accountant**

               (23)          (a)    Consent of Independent Accountants*
                             (b)    Consent of Attorney**

               (24)          Powers of Attorney*

               (25)          Statement of Eligibility of Trustee**

               (26)          Invitation for Competitive Bids**

               (27)          Financial Data Schedule*****

               (28) Information Reports Furnished to State Insurance Regulatory Authority**

               (29)          Other Exhibits**

                                    *       Herewith
                                    **      Not Applicable
                                    ***     Filed January 20, 1998,
                                            Post-Effective Amendment 7
                                            to this Registration Statement
                                    ****    Filed March 27, 1998,
                                            Post-Effective Amendment 8
                                            to this Registration Statement
                                    *****   Filed February 2, 1999,
                                            Post-Effective Amendment 11
                                            to this Registration Statement

Item 17.       Undertakings.

                The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this day of December 8, 2000.

                             By: FIRST SUNAMERICA LIFE INSURANCE COMPANY

                             By:    /s/ JAY S. WINTROB
                                ----------------------------------------
                                    Jay S. Wintrob
                                    President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                        DATE
        ---------                      -----                        ----

    ELI BROAD*                 Chief Executive Officer, &
----------------                Chairman of Board
Eli Broad                  (Principal Executive Officer)     December 8, 2000


    MARK H. GAMSIN*         Senior Vice President
------------------------         & Director                  December 8, 2000
Mark H. Gamsin


    N. SCOTT GILLIS*          Senior Vice President
-----------------------            & Director
N. Scott Gillis           (Principal Financial Officer)      December 8, 2000


/s/ MAURICE S. HEBERT      Vice President & Controller
------------------------     (Principal Accounting           December 8, 2000
Maurice S. Hebert                   Officer)


    JAMES R. BELARDI*       Senior Vice President
------------------------          & Director                 December 8, 2000
James R. Belardi

                            Senior Vice President
    JANA W. GREER*                & Director
------------------------                                     December 8, 2000
Jana W. Greer


    JAY S. WINTROB*          President & Director            December 8, 2000
------------------------
Jay S. Wintrob


/s/ LAWRENCE M. GOLDMAN     Vice President & Director
------------------------                                     December 8, 2000
Lawrence M. Goldman


   CHRISTINE A. NIXON*     Vice President, Secretary &       December 8, 2000
------------------------            Director
Christine A. Nixon

    THOMAS W. BAXTER*               Director
------------------------                                     December 8, 2000
Thomas W. Baxter

*By /s/ CHRISTINE A. NIXON
    ----------------------
      Christine A. Nixon
       Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit No.           Description
--------              ------------

  23(a)               Consent of Independent Accountants

  24                  Power of Attorney